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EIGHTH Amendment
to
SECOND AMENDED AND RESTATED
Loan and security agreement

This Eighth Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 9th day of December, 2016 (the “Eighth Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”), SONIC FOUNDRY, INC., Maryland corporation (“Sonic Foundry”), and SONIC FOUNDRY MEDIA SYSTEMS, INC., a Maryland corporation (“Sonic Systems” and together with Sonic Foundry, jointly and severally, individually and collectively, the “Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of June 27, 2011, as amended by that certain First Amendment, dated as of May 31, 2013, as further amended by that certain Second Amendment, dated as of January 10, 2014, as further amended by that certain Third Amendment, dated as of March 24, 2014, as further amended by that certain Fourth Amendment, dated as of January 27, 2015, as further amended by that certain Fifth Amendment, dated as of May 13, 2015, as further amended by that certain Sixth Amendment, dated as of October 5, 2015 and as further amended by that certain Seventh Amendment, dated as of February 8, 2016 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date; (ii) provide for a “Streamline Period”; and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions of, and in reliance upon, the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Amendments to Loan Agreement.
2.1    Section 6.2(a)(i) (Transaction Reports). Section 6.2(a)(i) is amended in its entirety and replaced with the following:
“(i)    (A) weekly, on the last Business Day of each week when a Streamline Period is not in effect; (B) within fifteen (15) days after the end of each month when a Streamline Period is in effect; and (C) upon each request for an Advance, a Transaction Report;”
2.2    Section 6.3(c) (Collections). Sections 6.3(c) is amended in its entirety and replaced with the following:
“(c)    Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to an account maintained with Bank to be (i) prior to the occurrence and continuance of an Event of Default, applied to reduce the outstanding Obligations under the Revolving Line pursuant to the terms of Section 2.5(b) hereof; provided that, during a Streamline Period, such payments and proceeds shall be transferred to an account of Borrower maintained at Bank, and (ii) after the occurrence and during the continuance of an Event of Default, applied pursuant to the terms of Section 9.4 hereof.”
2.3    Section 6.9(c) (Maximum Subsidiary Indebtedness). Section 6.9(c) is amended in its

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entirety and replaced with the following:
“(c)    Maximum Subsidiary Indebtedness. Permit Borrower’s Subsidiary, MEDIASITE KK, a Japanese corporation (“Mediasite”), to have more than One Million Dollars ($1,000,000) outstanding at any time under Mediasite’s revolving credit facility, as in effect on the Eighth Amendment Effective Date.”
2.4    Section 13.1 (Definitions). The following new terms and their respective definitions are hereby inserted in Section 13.1, each in its applicable alphabetical order:
“Eighth Amendment Effective Date” is December 9, 2016.
“Streamline Period” is, on and after the Eighth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding fiscal quarter (in each case as determined by Bank in its reasonable discretion), maintained (i) the sum of (a) Borrower’s unrestricted cash at Bank plus (b) the unused Availability Amount divided by (b) the outstanding principal balance of the Term Loan 2015, in an amount at all times greater than 1.50:1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.
2.5    Section 13.1 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).
“Revolving Line Maturity Date” is January 31, 2019.
2.6    Compliance Certificate. The Compliance Certificate attached as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

3.Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

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4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, or updated copies have otherwise been delivered to Bank in connection with the execution of this Amendment;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Amended and Restated Intellectual Property Security Agreement dated as of May 13, 2015 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6.Updated Perfection Certificate. Borrower has provided Bank with a Perfection Certificate, dated on or about the Eighth Amendment Effective Date (the “Updated Perfection Certificate”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in such Updated Perfection Certificate, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in said Updated Perfection Certificate have not changed, as of the date hereof. From and after the date hereof, Borrower and Bank acknowledge and agree that any references to the “Perfection Certificate” in the Loan Agreement or any other Loan Document shall mean a reference to the Updated Perfection Certificate.

7.No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) updated Secretary’s Corporate Borrowing Certificates for each Borrower (with updated attachments, as necessary), (c) certificates of good standing/foreign qualifications, as required by Bank, from the applicable jurisdictions; (d) an acknowledgment and reaffirmation of the existing Subordination Agreement from Partners for Growth II, L.P., (e) payment by Borrower of a non-refundable amendment and extension fee equal to Twenty

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Thousand Dollars ($20,000), which amendment and extension fee shall be fully-earned as of the date hereof, and (f) payment of Bank’s legal fees and expenses incurred in connection with the existing Loan Documents and this Amendment.

11.Post-Closing Matters. On or before the first anniversary of the Eighth Amendment Effective Date, Borrower shall pay to Bank an additional fully earned, non-refundable Revolving Line anniversary fee in an amount equal to Twenty Thousand Dollars ($20,000).

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By     /s/ Brian Powers
Name:    Brian Powers
Title:    Vice President

BORROWER

SONIC FOUNDRY, INC.

By    /s/ Ken Minor
Name:    Ken Minor
Title:    CFO

SONIC FOUNDRY MEDIA SYSTEMS, INC.

By    /s/ Ken Minor
Name:    Ken Minor
Title:    CFO

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EXHIBIT C

COMPLIANCE CERTIFICATE

TO:        SILICON VALLEY BANK                    Date:
FROM:     SONIC FOUNDRY, INC.
SONIC FOUNDRY MEDIA SYSTEMS, INC.

The undersigned authorized officer of SONIC FOUNDRY, INC. and SONIC FOUNDRY MEDIA SYSTEMS, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

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Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 15 days	Yes No
Transaction Reports
(i) Weekly on the last Business Day of each week when a Streamline Period is not in effect; (ii) Monthly within 15 days when a Streamline Period is in effect; and (iii) with each request for a Credit Extension
Yes No
Projections	Within fifteen (15) following approval by the Borrower’s board of directors, and in any event within fifteen (15) days after the end of each fiscal year of Borrower, and as amended and/or updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Minimum Liquidity (monthly)	1.50:1.00	_____:1.0	Yes No
Minimum EBITDA (quarterly)	>$1.00	$	Yes No
Maximum Subsidiary Indebtedness (at all times)	<$1,000,000	$______	Yes No

Streamline Threshold	Required	Actual	Streamline
Period
(at all times)			In Effect?
(a) Borrower’s unrestricted cash at Bank plus (b) the unused Availability Amount divided by (b) the outstanding principal balance of the Term Loan 2015	1.50:1.00	_____:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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SONIC FOUNDRY, INC. SONIC FOUNDRY MEDIA SYSTEMS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date: _________________________

Verified: ________________________
authorized signer
Date: _________________________

Compliance Status:Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________
I.    Liquidity (Section 6.9(a))
Required:    Liquidity, at all times, tested with respect to Borrower only on a monthly basis, of at least 1.50:1.00.
Actual:

A.
B.
C.	Quick Assets (the sum of lines A plus B)	$
D.	Aggregate value of Obligations to Bank	$
J.	LIQUIDITY (line C divided by line D), expressed as a ratio	:1.00

Is line J equal to or greater than         :1:50?

  No, not in compliance                      Yes, in compliance

II.    Minimum EBITDA (Section 6.9(b))

Required:    Commencing with the period ending September 30, 2015, measured as of the last day of each fiscal quarter, on a trailing six (6) month basis ending as of the date of measurement, (i) EBITDA plus (ii) the net change in Deferred Revenue during such measurement period, of at least $1.00.
Actual: All amounts measured on a trailing six (6) month basis

A.
B.
Is line A plus line B equal to or greater than $1.00?

  No, not in compliance.                       Yes, in compliance.

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